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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

              Date of Report (Date of Earliest Event Reported)
                              Octocber 15, 1996

                               DONNKENNY, INC.
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               (Exact name of Registrant as Specified in its Charter

    Delaware                   0-21940                       51-022889
   ------------               ----------                    ----------
 (State or other             (Commission                   (IRS Employer
 jurisdiction of             File Number)                  Identification
  incorporation)                                           No.)


                               1411 Broadway
                          New York, New York 10018
                         -------------------------
                 (Address of principal executive offices)

                  Registrant's Telephone Number, including
                          area code: (212) 730-7770

                               Not Applicable
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                   (Former Address, if changed since last report)






        This Current Report on Form 8-K contains forward-looking statements that involve certain risks and uncertainties. The Company's actual results could differ materially from the results discussed in the forward-looking statements.

Item 5. OTHER EVENTS

        As previously reported on the Company's Form 8-K dated September 6, 1996, the Company announced that it was changing its fiscal year to one ending on December 31, 1996. The Company also reported that it expects to file amended quarterly reports for the 1995 fiscal year and the first two quarters of fiscal 1996 and that such amendments will reflect adjustments to the timing of the recognition of sales revenues. The Company's Audit Committee is reviewing the circumstances that now require these restatements. Additionally, the Company preliminarily has determined that certain revenues and earnings reported in fiscal 1994 should be reflected in fiscal 1995 and that certain sales and costs of sales in fiscal 1995 need correction. In that regard, the Company will be amending its Form 10-K for the fiscal year ended December 2, 1995 with respect to the 1994 and 1995 fiscal years. While the Company expects that the amended financial statements will reflect a reduction in 1994 and 1995 net sales and 1994 net income, 1995 net income will be correspondingly higher than previously reported. Accordingly, the previously issued financial statements should no longer be relied upon as the restated financial statements will reflect the above adjustments.


                             SIGNATURE
                            -----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DONNKENNY, INC.

                                      By: /s/ Richard Rubin
                                      -------------------------
                                        Richard Rubin
                                          President



DATE: October 18, 1996